UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2014

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2014, Stevia First Corp. (the “Company”) entered into the following agreements: 1) an Exclusive Distribution Agreement with Qualipride International (“Qualipride”), a stevia supplier located and organized in the People’s Republic of China, in which the Company became the exclusive worldwide distributor of Qualipride’s stevia products and acquired Qualipride’s customer list (the “Distribution Agreement”), 2) an Exclusive Technology License Agreement by and between with the Company, Qualipride, Mr. Dong Yuejin and Mr. Guo Yuxiao, in which the Company obtained an exclusive license outside China to use Qualipride’s proprietary methods and designs for stevia extraction and purification facilities (the “License”), and 3) employment agreements with Mr. Dong Yuejin and Mr. Guo Yuxiao, in which they became employees of the Company (the “Employment Agreements”).

Pursuant to the License, the Company must obtain financing of at least $2.55 million prior to August 18, 2015 or the license reverts to Qualipride. The License requires the Company to make payments to Qualipride of up to $700,000 upon securing required financing and achievement of certain other milestones in addition to royalty payments.

Pursuant to the Distribution Agreement, Qualipride will supply products to the Company at its cost, plus 1.5% for handling costs and a 5% sales commission. The Company is obligated to hire and train sales personnel or appoint representatives to introduce, promote, market and sell Qualipride’s products worldwide. In addition, the Company must file a “Generally Recognized As Safe” notice with the U.S. Food & Drug Administration for one or more of Qualipride’s stevia products prior to August 18, 2015.

Under each Employment Agreement the Company is required to issue an aggregate of up to 1,200,000 restricted shares of the Company’s common stock and warrants to purchase up to 2,200,000 shares of the Company’s common stock. 400,000 warrants and 200,000 shares of the Company’s restricted common stock vest immediately, and 1,000,000 warrants and 500,000 shares of the Company’s restricted common stock vest over a three year period. Under each Employment Agreement, the Company is also required to issue warrants to purchase up to 800,000 shares of the Company’s common stock and 500,000 shares of the Company’s restricted common stock once the Company achieves certain milestones, including reaching more than $5 million in annual revenue, and the California stevia extraction and purification facility becoming operational and meeting its technical performance specifications.

The Company issued a press release announcing the arrangements with Qualipride on August 26, 2014. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, such as statements regarding the Company’s intellectual property rights, the Company’s ability to obtain patent and trademark protection for rights it considers proprietary and important to its business, and the research activities and potential commercialization of any of its product candidates currently under development. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, the Company’s ability to protect its intellectual property rights, the costs associated with the Company’s protection of its intellectual property rights, the Company’s ability to obtain approvals for certain patent and trademark applications, the Company’s research and development activities relating to its product candidates, the Company’s ability to obtain required regulatory approvals to commercialize any of its product candidates, competitive factors in the Company’s industry and market and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions and projections, which could prove to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Annual Report Form 10-K filed with the Securities and Exchange Commission on May 20, 2013 contains additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, and you should carefully consider the risks and uncertainties described in that Annual Report.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: August 26, 2014	By:	/s/ Robert Brooke
Name: Robert Brooke Title: Chief Executive Officer

2

Index of Exhibits

Exhibit Number	Description
10.1*	Exclusive Distribution Agreement dated August 25, 2014 by and between Stevia First Corp. and Qualipride International *
10.2*	Exclusive License Agreement dated August 25, 2014 by and between Stevia First Corp., Qualipride International, Mr. Dong Yuejin and Mr. Guo Yuxiao*
10.3*	Employment Agreement dated August 25, 2014 by and between Stevia First Corp. and Mr. Dong Yuejin International*
10.4*	Employment Agreement dated August 25, 2014 by and between Stevia First Corp. and Mr. Guo Yuxiao*
99.1*	Press Release dated August 26, 2014*

* Filed herewith.

3